Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-KSB of Southern Connecticut Bancorp, Inc. (“Bancorp”) for the period ended December 31, 2006 (the “Report”), I, Michael M. Ciaburri, President and Chief Operating Officer of Bancorp and of Bancorp’s wholly-owned subsidiary, The Bank of Southern Connecticut, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(i) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Bancorp as of December 31, 2006 (the last date of the period covered by the Report).

Date: March 28, 2007

By: /S/ MICHAEL M. CIABURRI Michael M. Ciaburri President & Chief Operating Officer